UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYTR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) of CytRx Corporation (the “Company”) is being filed to amend the Company’s Current Report on Form 8-K filed on July 14, 2017 (the “Original 8-K”). The sole purpose of this Amendment is to report the decision of the Company’s Compensation Committee of the Board of Directors to change how frequently the Company will conduct future stockholder advisory votes regarding executive compensation. Except as set forth herein, no other modifications are being made to the Original 8-K.

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, on July 12, 2017 the Board of Directors of the Company made a determination to include on an annual basis an advisory stockholder vote on the compensation of the Company’s named executive officers in its proxy solicitation materials. Subsequently, on May 26, 2020, the Compensation Committee of the Board determined to change the frequency of such advisory vote to once every three years. The next advisory vote of the Company’s stockholders on the compensation of named executive officers will be held at the Company’s Annual Meeting of Stockholders in 2021. The Compensation Committee made this determination in light of the Company’s smaller size, change in primary listing from Nasdaq to OTC Markets, and the Compensation Committee’s efforts to reduce the Company’s compliance burden due to its limited personnel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: May 27, 2020	/s/ John Caloz
John Caloz
Chief Financial Officer

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